Exhibit 99.1

Mercury General Corporation Announces Fourth Quarter and Fiscal 2016 Results and Declares QuarterlyDividend

LOS ANGELES, Feb. 6, 2017 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the fourth quarter and fiscal 2016 results:

Consolidated Highlights

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2016	2015	$	%	2016	2015	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$794,517	$760,094	$34,423	4.5%	$3,131,773	$2,957,897	$173,876	5.9%
Net premiums written (1)	$768,079	$746,431	$21,648	2.9%	$3,155,788	$2,999,392	$156,396	5.2%

Net (loss) income	$(26,082)	$23,405	$(49,487)	(211.4)%	$73,044	$74,479	$(1,435)	(1.9)%
Net (loss) income per diluted share (2)	$(0.47)	$0.42	$(0.89)	(211.9)%	$1.32	$1.35	$(0.03)	(2.2)%

Operating income (1)	$31,917	$28,742	$3,175	11.0%	$95,310	$128,953	$(33,643)	(26.1)%
Operating income per diluted share (1)	$0.58	$0.52	$0.06	11.5%	$1.72	$2.34	$(0.62)	(26.5)%
Catastrophe losses (3)	$4,000	$8,000	$(4,000)	(50.0)%	$27,000	$19,000	$8,000	42.1%
Combined ratio (4)	99.2%	100.2%	—	(1.0) pts	100.7%	99.2%	—	1.5 pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)	The dilutive impact of incremental shares is excluded from net loss position in accordance with GAAP.
(3)

2016 catastrophe losses were primarily due to severe storms outside of California and rainstorms in California. 2015 catastrophe losses were primarily due to severe storms outside of California, and rainstorms and wildfires in California.

(4)

The Company experienced unfavorable development of approximately $16 million and $15 million on prior accident years' loss and loss adjustment expense reserves for the three months ended December 31, 2016 and 2015, respectively, and unfavorable development of approximately $85 million and $13 million on prior accident years' loss and loss adjustment expense reserves for the twelve months ended December 31, 2016 and 2015, respectively. The unfavorable development in 2016 was primarily from the California and Florida automobile lines of business. The unfavorable development in 2015 was primarily from the homeowners lines of business in California and the automobile lines of business outside of California, which was partially offset by favorable development in the California personal automobile line of business.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
(000's except average annual yield)
Average invested assets at cost (1)	$3,482,249	$3,283,465	$3,390,769	$3,293,948
Net investment income (2)
Before income taxes	$30,431	$32,198	$121,871	$126,299
After income taxes	$26,775	$28,062	$107,140	$110,382
Average annual yield on investments - after income taxes (2)	3.1%	3.4%	3.2%	3.4%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

During the three and twelve months ended December 31, 2016, net investment income before and after income taxes, and average annual yields on investments after income taxes decreased slightly, primarily due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher, with lower yielding investments purchased during low interest rate environments.

The Board of Directors declared a quarterly dividend of $0.6225 per share. The dividend will be paid on March 30, 2017 to shareholders of record on March 16, 2017.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time on February 6, 2017 and running through 11:59 P.M. Pacific time on February 13, 2017. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 15339947. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Net premium earned	$794,517	$760,094	$3,131,773	$2,957,897
Net investment income	30,431	32,198	121,871	126,299
Net realized investment losses	(89,228)	(8,212)	(34,255)	(83,807)
Other	1,878	2,088	8,294	8,911
Total revenues	$737,598	$786,168	$3,227,683	$3,009,300
Expenses:
Losses and loss adjustment expenses	589,654	564,189	2,355,138	2,145,495
Policy acquisition costs	140,860	137,363	562,545	539,231
Other operating expenses	57,314	59,822	235,314	250,839
Interest	1,040	864	3,962	3,168
Total expenses	$788,868	$762,238	$3,156,959	$2,938,733

(Loss) income before income taxes	(51,270)	23,930	70,724	70,567
Income tax (benefit) expense	(25,188)	525	(2,320)	(3,912)
Net (loss) income	$(26,082)	$23,405	$73,044	$74,479

Basic average shares outstanding	55,279	55,164	55,249	55,157
Diluted average shares outstanding	55,349	55,322	55,302	55,209

Basic Per Share Data
Net (loss) income	$(0.47)	$0.42	$1.32	$1.35

Net realized investment losses, net of tax	$(1.05)	$(0.10)	$(0.40)	$(0.99)

Diluted Per Share Data
Net (loss) income	$(0.47)	$0.42	$1.32	$1.35

Net realized investment losses, net of tax	$(1.05)	$(0.10)	$(0.40)	$(0.99)

Operating Ratios-GAAP Basis
Loss ratio	74.2%	74.2%	75.2%	72.5%
Expense ratio	24.9%	25.9%	25.5%	26.7%
Combined ratio (a)	99.2%	100.2%	100.7%	99.2%

(a)	Combined ratios for the three months ended December 31, 2016 and 2015 do not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	December 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,795,410; $2,804,275)	$2,814,553	$2,880,003
Equity securities (cost $331,770; $313,528)	357,327	315,362
Short-term investments (cost $375,700; $185,353)	375,680	185,277
Total investments	3,547,560	3,380,642
Cash	220,318	264,221
Receivables:
Premiums	459,152	436,621
Accrued investment income	41,205	42,747
Other	24,635	21,925
Total receivables	524,992	501,293
Deferred policy acquisition costs	200,826	201,762
Fixed assets, net	155,910	157,131
Current income taxes	—	9,041
Deferred income taxes	45,277	23,231
Goodwill	42,796	42,796
Other intangible assets, net	25,625	31,702
Other assets	25,414	16,826
Total assets	$4,788,718	$4,628,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$1,290,248	$1,146,688
Unearned premiums	1,074,437	1,049,314
Notes payable	320,000	290,000
Accounts payable and accrued expenses	112,334	122,571
Current income taxes	9,962	—
Other liabilities	229,335	199,187
Shareholders' equity	1,752,402	1,820,885
Total liabilities and shareholders' equity	$4,788,718	$4,628,645

OTHER INFORMATION
Common stock shares outstanding	55,289	55,164
Book value per share	$31.70	$33.01
Statutory surplus (a)	$1.44 billion	$1.45 billion
Net premiums written to surplus ratio (a)	2.19	2.07
Debt to total capital ratio(b)	15.4%	13.7%
Portfolio duration (including all short-term instruments)(a)(c)	3.7 years	3.1 years
Policies-in-force (company-wide "PIF")(a)
Personal Auto PIF	1,135	1,175
Homeowners PIF	524	503
Commercial Auto PIF	41	41

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders' Equity.
(c)	Modified durations reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Reconciliations of Comparable GAAP Measures to Operating Measures(a)

Net premiums earned	$794,517	$760,094	$3,131,773	$2,957,897
Change in net unearned premiums	(26,438)	(13,663)	24,015	41,495
Net premiums written	$768,079	$746,431	$3,155,788	$2,999,392

Incurred losses and loss adjustment expenses	$589,654	$564,189	$2,355,138	$2,145,495
Change in net loss and loss adjustment expense reserves	(46,496)	(15,167)	(144,653)	(36,152)
Paid losses and loss adjustment expenses	$543,158	$549,022	$2,210,485	$2,109,343

Net (loss) income	$(26,082)	$23,405	$73,044	$74,479
Less: Net realized investment losses	(89,228)	$(8,212)	(34,255)	(83,807)
Tax on net realized investment losses(b)	31,229	2,875	11,989	29,333
Net realized investment losses, net of tax	(57,999)	(5,337)	(22,266)	(54,474)
Operating income	$31,917	$28,742	$95,310	$128,953

Per diluted share:
Net (loss) income	$(0.47)	$0.42	$1.32	$1.35
Less: Net realized investment losses, net of tax	(1.05)	(0.10)	(0.40)	(0.99)
Operating income	$0.58	$0.52	$1.72	$2.34

Combined ratio			100.7%	99.2%
Effect of estimated prior periods' loss development			(2.7)%	(0.4)%
Combined ratio-accident period basis			98.0%	98.8%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Federal statutory rate of 35%.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com